EXHIBIT 99.1

                        QUARTERLY SERVICER'S CERTIFICATE

                         Exhibit E to Servicing Agreement

                        Quarterly Servicer's Certificate

       California Infrastructure and Economic Development Bank Special
                             Purpose Trust PG&E-1
           $2,901,000,000 Rate Reduction Certificates, Series 1997-1

     Pursuant to Section 4.01(d)(ii) of the Transition Property Servicing Agreement dated as of December 8, 1997 (the "Transition Property Servicing Agreement") between Pacific Gas and Electric Company, as Servicer, and PG&E Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

     Capitalized terms used in the Quarterly Servicer's Certificate (the "Quarterly Certificate") have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

 Collection Periods: September '99, October '99, November '99
                       Distribution Date: December 25, 1999


1. Collections Allocable and Aggregate Amounts Available for the Current Distribution Date:
[S]                                                           [C]
     i.   Remittances for the Sept '99 Collection Period        $38,512,726.00
     ii.  Remittances for the Oct. '99 Collection Period        $39,056,735.00
     iii. Remittances for the Nov. '99 Collection Period        $36,045,472.00
     iv.  Net Earnings on Collection Account                       $924,760.19
                                                              ----------------
     v.   General Sub-Account Balance                          $114,539,693.19
     vi   Reserve Sub-Account Balance                           $22,798,554.16
     vii. Overcollateralization Sub-Account Balance              $2,538,375.00
     viii.Capital Sub-Account Balance (less $100K)              $14,405,000.00
                                                              ----------------
     ix.  Collection Account Balance                           $154,281,622.35

2. Outstanding Principal Balance and Collection Account Balance as of Prior Distribution Date:
     i.   Class A-1 Principal Balance                                    $0.00
     ii.  Class A-2 Principal Balance                                    $0.00
     iii. Class A-3 Principal Balance                          $163,057,145.00
     iv.  Class A-4 Principal Balance                          $300,000,000.00
     v.   Class A-5 Principal Balance                          $290,000,000.00
     vi.  Class A-6 Principal Balance                          $375,000,000.00
     vii. Class A-7 Principal Balance                          $866,000,000.00
     viii.Class A-8 Principal Balance                          $400,000,000.00
                                                                --------------
     ix.  Rate Reduction Certificate Principal Balance       $2,394,057,145.00
     x.   Reserve Sub-Account Balance                           $22,798,554.16
     xi.  Overcollateralization Sub-Account Balance              $2,538,375.00
     xii. Capital Sub-Account Balance                           $14,405,000.00

3. Required Funding/Payments as of Current Distribution Date:
     i.   Projected Class A-1 Certificate Balance                        $0.00
     ii.  Projected Class A-2 Certificate Balance                        $0.00
     iii. Projected Class A-3 Certificate Balance               $89,800,000.00
     iv.  Projected Class A-4 Certificate Balance              $300,000,000.00
     v.   Projected Class A-5 Certificate Balance              $290,000,000.00
     vi.  Projected Class A-6 Certificate Balance              $375,000,000.00
     vii. Projected Class A-7 Certificate Balance              $866,000,000.00
     viii.Projected Class A-8 Certificate Balance              $400,000,000.00
                                                               ---------------
     ix.  Projected Class A Certificate Balance              $2,320,800,000.00
     x.   Required Class A-1 Coupon                                      $0.00
     xi.  Required Class A-2 Coupon                                      $0.00
     xii. Required Class A-3 Coupon                              $2,507,003.60
     xiii.Required Class A-4 Coupon                              $4,620,000.00
     xiv. Required Class A-5 Coupon                              $4,531,250.00
     xv.  Required Class A-6 Coupon                              $5,925,000.00
     xvi. Required Class A-7 Coupon                             $13,899,300.00
     xvii. Required Class A-8 Coupon                             $6,480,000.00
     xviii.Required Overcollateralization Funding                  $362,625.00
     xix.  Required Capital Sub-Account Funding                          $0.00

4. Allocation of Remittances as of Current Distribution Date Pursuant to 8.02(d) of Indenture:
     i.   Note, Delaware and Certificate Trustee Fees                $1,163.33
     ii.  Quarterly Servicing Fee                                $1,496,285.72
     iii. Quarterly Administration Fee                              $25,000.00
     iv.  Operating Expenses (subject to $100,000 cap)               $4,540.59
     v.   Quarterly Interest                                    $37,962,553.60
          1.      Class A-1 Certificate Coupon Payment                   $0.00
          2.      Class A-2 Certificate Coupon Payment                   $0.00
          3.      Class A-3 Certificate Coupon Payment           $2,507,003.60
          4.      Class A-4 Certificate Coupon Payment           $4,620,000.00
          5.      Class A-5 Certificate Coupon Payment           $4,531,250.00
          6.      Class A-6 Certificate Coupon Payment           $5,925,000.00
          7.      Class A-7 Certificate Coupon Payment          $13,899,300.00
          8.      Class A-8 Certificate Coupon Payment           $6,480,000.00
     vi.  Principal Due and Payable                                      $0.00
     vii. Quarterly Principal                                   $73,257,145.00
          1.      Class A-1 Certificate Principal Payment                $0.00
          2.      Class A-2 Certificate Principal Payment                $0.00
          3.      Class A-3 Certificate Principal Payment       $73,257,145.00
          4.      Class A-4 Certificate Principal Payment                $0.00
          5.      Class A-5 Certificate Principal Payment                $0.00
          6.      Class A-6 Certificate Principal Payment                $0.00
          7.      Class A-7 Certificate Principal Payment                $0.00
          8.      Class A-8 Certificate Principal Payment                $0.00
     viii.Operating Expenses (in excess of $100,000)                     $0.00
ix.  Funding of Overcollateralization Sub-Account(
    to required level)                                             $362,625.00
     x.   Funding of Capital Sub-Account (to required level)             $0.00
     xi.  Net Earnings Released to Note Issuer                     $924,760.19
xii.  Released to Note Issuer upon Series Retirement:
     Overcollateralization Sub-Account                                   $0.00
     xiii.Released to Note Issuer upon Series Retirement:
   Capital Sub-Account                                                   $0.00
     xiv. Deposits to Reserve Sub-Account                          $505,619.76
xv.  Released to Note Issuer upon Series Retirement:
    Collection Account                                                   $0.00

5. Outstanding Principal Balance and Collection Account Balance as of current distribution date:
   (after giving effect to payments to be made on such distribution date):
     i.   Class A-1 Principal Balance                                    $0.00
     ii.  Class A-2 Principal Balance                                    $0.00
     iii. Class A-3 Principal Balance                           $89,800,000.00
     iv.  Class A-4 Principal Balance                          $300,000,000.00
     v.   Class A-5 Principal Balance                          $290,000,000.00
     vi.  Class A-6 Principal Balance                          $375,000,000.00
     vii. Class A-7 Principal Balance                          $866,000,000.00
     viii.Class A-8 Principal Balance                          $400,000,000.00
                                                           -------------------
     ix.  Rate Reduction Certificate Principal Balance       $2,320,800,000.00
     x.   Reserve Sub-Account Balance                           $23,304,173.92
     xi.  Overcollateralization Sub-Account Balance              $2,901,000.00
     xii. Capital Sub-Account Balance                           $14,405,000.00

6. Sub-Account Draws as of Current Distribution Date (if applicable, pursuant to Section 8.02(e) of Indenture):
     i.   Reserve Sub-Account                                            $0.00
     ii.  Overcollateralization Sub-Account                              $0.00
     iii. Capital Sub-Account                                            $0.00
                                                           -------------------
     iv.  Total Draws                                                    $0.00

7. Shortfalls In Interest and Principal Payments as of Current Distribution
   Date:
     i.   Quarterly Interest                                             $0.00
          1.      Class A-1 Certificate Coupon Payment                   $0.00
          2.      Class A-2 Certificate Coupon Payment                   $0.00
          3.      Class A-3 Certificate Coupon Payment                   $0.00
          4.      Class A-4 Certificate Coupon Payment                   $0.00
          5.      Class A-5 Certificate Coupon Payment                   $0.00
          6.      Class A-6 Certificate Coupon Payment                   $0.00
          7.      Class A-7 Certificate Coupon Payment                   $0.00
          8.      Class A-8 Certificate Coupon Payment                   $0.00
     ii.  Quarterly Principal                                            $0.00
          1.      Class A-1 Certificate Principal Payment                $0.00
          2.      Class A-2 Certificate Principal Payment                $0.00
          3.      Class A-3 Certificate Principal Payment                $0.00
          4.      Class A-4 Certificate Principal Payment                $0.00
          5.      Class A-5 Certificate Principal Payment                $0.00
          6.      Class A-6 Certificate Principal Payment                $0.00
          7.      Class A-7 Certificate Principal Payment                $0.00
          8.      Class A-8 Certificate Principal Payment                $0.00

8. Shortfalls in Required Sub-Account Levels as of Current Distribution Date:
     i.   Overcollateralization Sub-Account                              $0.00
     ii.  Capital Sub-Account                                            $0.00

9.  Distributions of Principal per $1,000 of Original Principal Amount

                                                                 Principal Pmt
                                                                  per $1,000 of
                    Original Principal      Principal Payment  Orig. Princ. Amt.
                          [ A ]                   [ B ]         [ B/A X 1,000 ]
                    ------------------      -----------------   ----------------
i.   Class A-1                 $0.00                  $0.00           $0.000000
     ii.  Class A-2            $0.00                  $0.00           $0.000000
     iii. Class A-3  $163,057,145.00         $73,257,145.00         $449.272830
     iv.  Class A-4  $300,000,000.00                  $0.00           $0.000000
     v.   Class A-5  $290,000,000.00                  $0.00           $0.000000
     vi.  Class A-6  $375,000,000.00                  $0.00           $0.000000
     vii. Class A-7  $866,000,000.00                  $0.00           $0.000000
     viii.Class A-8  $400,000,000.00                  $0.00           $0.000000
                    -----------------        -----------------   ---------------
                   $2,394,057,145.00         $73,257,145.00

10.  Distributions of Interest per $1,000 of Original Principal Amount
                                                                 Principal Pmt
                                                                 per $1,000 of
                  Original Principal         Interest Payment   Orig. Prin Amt.
                         [ A ]                    [ B ]         [ B/A X 1,000 ]
                  ------------------         -----------------  ---------------
     i.   Class A-1            $0.00                   $0.00          $0.000000
     ii.  Class A-2            $0.00                   $0.00          $0.000000
     iii. Class A-3  $163,057,145.00           $2,507,003.60         $15.375000
     iv.  Class A-4  $300,000,000.00           $4,620,000.00         $15.400000
     v.   Class A-5  $290,000,000.00           $4,531,250.00         $15.625000
     vi.  Class A-6  $375,000,000.00           $5,925,000.00         $15.800000
     vii. Class A-7  $866,000,000.00          $13,899,300.00         $16.050000
     viii.Class A-8  $400,000,000.00           $6,480,000.00         $16.200000
                   -----------------         -----------------   --------------
                   $2,394,057,145.00          $37,962,553.60
[/TABLE]

         IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Certificate the 15th day of December, 1999.

         PACIFIC GAS AND ELECTRIC COMPANY, as Servicer


         by:      /s/ CHRISTOPHER JOHNS
                  ---------------------------
                  Christopher Johns
                  Vice President & Controller